AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”), dated as of July 30, 2008, is entered into by and among BLUE HOLDINGS, INC., a Nevada corporation (the “Company”), ANTIK DENIM, LLC, a California limited liability company and wholly-owned subsidiary of the Company (“Antik”), TAVERNITI SO JEANS, LLC, a California limited liability company and wholly-owned subsidiary of the Company (together with Antik, the “Guarantors”, and each individually, a “Guarantor”), GEMINI STRATEGIES, LLC, a Delaware limited liability company (the “Collateral Agent”), and GEMINI MASTER FUND, LTD., a Cayman Islands corporation (the “Investor”). The Company and the Guarantors are sometimes referred to herein individually as a “Blue Entity” and collectively as the “Blue Entities”.

RECITALS:

WHEREAS, the Company and the Investor are party to that certain Securities Purchase Agreement, dated as of March 5, 2008 (the “Purchase Agreement”), pursuant to which the Company issued to the Investor (i) an 8% Senior Secured Convertible Note in the original principal amount of $2 million (the “Note”), convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), and (ii) a Warrant to purchase 875,000 shares of Common Stock (the “Warrant”);

WHEREAS, the Guarantors have entered into that certain Subsidiary Guarantee, dated as of March 5, 2008 (the “Guarantee”), pursuant to which each Guarantor has guaranteed the satisfaction of all the obligations of the Company under the Existing Transaction Documents (as defined below);

WHEREAS, Antik has entered into that certain Intellectual Property Security Agreement, dated as of March 5, 2008 (the “Antik IP Security Agreement”), pursuant to which Antik granted a security interest in its intellectual property to the Investor and the Collateral Agent to secure the satisfaction of all the obligations of the Blue Entities under the Existing Transaction Documents;

WHEREAS, the Company and the Guarantors have entered into that certain Security Agreement and that certain Intellectual Property Security Agreement, each dated as of March 5, 2008 (collectively, and together with the Antik IP Security Agreement, the “Security Agreements”), pursuant to which the Company and the Guarantors have each granted a security interest in its assets and properties to the Investor and the Collateral Agent to secure the satisfaction of all the obligations of the Blue Entities under the Existing Transaction Documents;

WHEREAS, the Company is in breach of certain of its obligations under the Existing Transaction Documents, and the Company has requested that the Investor waive such breaches in accordance with and in consideration for the terms and conditions described in this Agreement; and

WHEREAS, pursuant to a placement agency engagement agreement with Granite Financial Group, LLC (“Granite”), the Company issued to Granite (i) an 8% Senior Secured Convertible Note in the original principal amount of $86,400 (the “Granite Note”), convertible into shares of Common Stock, and (ii) a Warrant to purchase 150,000 shares of Common Stock (the “Granite Warrant”), in connection with the closing of the transactions under the Purchase Agreement

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS.

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Existing Transaction Documents” means the Purchase Agreement, the Note, the Warrant, the Security Agreements, the Guarantee and all other agreements, instruments and other documents executed and delivered by or on behalf of the Blue Entities or any of their officers in connection with any of the foregoing agreements.

“Transaction Documents” means the Existing Transaction Documents (as amended by this Agreement), this Agreement, the Amended and Restated Note (as defined below), the Amended and Restated Warrant (as defined below), and all other agreements, instruments and other documents executed and delivered by or on behalf of the Blue Entities or any of their officers in connection with this Agreement.

1.2 Terms Defined in the Purchase Agreement. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings ascribed to them in the Purchase Agreement.

2. ACKNOWLEDGEMENT AND WAIVER.

2.1 Existing Breaches. The Blue Entities acknowledge, agree and represent that the following breaches have occurred and are continuing as of the date hereof under the Existing Transaction Documents:

(a)
as of March 5, 2008, the Company’s representations to the Investor as to the Company’s financial position, the accuracy of the Company’s public filings for fiscal 2007, and the Company’s system of internal accounting controls and disclosure controls and procedures were incorrect due to accounting errors in the Company’s related party accounts, discovered and publicly disclosed after March 5, 2008, pertaining to royalties and payables that were initially recognized and subsequently written off in error, and rental expenses that were not recorded; and

(b)
the Company has failed to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act.

2.2 Waiver of Existing Breaches. Upon the satisfaction of the conditions specified in Section 2.3, each of the Investor and Granite shall be deemed to have waived the breaches specified in Section 2.1 of this Agreement and the resulting Events of Default under Sections 8(a)(ii), (iii), (iv) and (ix) of the Note; provided, however, that nothing herein shall be deemed to be a waiver by the Investor of any breaches under the Existing Transaction Documents that are not expressly specified in Section 2.1, whether now or hereafter existing.

2.3 Specified Conditions to Waiver. Each of the Investor’s and Granite’s waiver under Section 2.2 shall not be effective unless and until each of the following conditions has been satisfied by the Blue Entities:

(a)	each of the Blue Entities shall have executed and delivered this Agreement to the Investor;

(b)	the Company shall have reserved the requisite number of shares of Common Stock for issuance as required by Section 4.2 of this Agreement;

(c)
the Blue Entities shall have delivered to the Investor a copy of an irrevocable written consent executed by Paul Guez, as a stockholder holding a majority of the outstanding shares of Common Stock, approving the transactions contemplated under this Agreement (including without limitation the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the date of the Purchase Agreement) on or prior to the date of this Agreement in accordance with the requirements of the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) (“Shareholder Approval”), and the Shareholder Approval shall be subject only to the subsequent delivery to the Company’s shareholders of an information statement in accordance with applicable securities laws, rules and regulations (the “New Information Statement”); and

(d)
each Blue Entity shall have delivered to the Investor a Secretary’s Certificate certifying true and complete copies of the minutes or resolutions of such Blue Entity’s board of directors or manager, as applicable, authorizing and approving the transactions contemplated by this Agreement and the other Transaction Documents to which such Blue Entity is a party.

2.4 Waiver of Anticipated Breach. The Company anticipates that the Common Stock shall not be eligible for listing or quotation on a Trading Market subsequent to the date of this Agreement and prior to the filing of all reports required to be filed by it under the Exchange Act, and shall not be eligible to resume listing or quotation for trading on a Trading Market within five Trading Days of such ineligibility. To the extent such ineligibility occurs, the Company covenants to use its best efforts to take, or cause to be taken, all action necessary to resume listing or quotation of the Common Stock on a Trading Market as soon as practicable following the filing of all reports required to be filed by it under the Exchange Act (but in any event no later than October 15, 2008), and each of the Investor and Granite hereby waive, until October 15, 2008, the ineligibility for listing or quotation of the Common Stock on a Trading Market and the resulting Events of Default under Sections 8(a)(ii), (iii), (iv) and (vii) of the Note (provided such best efforts are made before such date).

3. AMENDMENT AND RESTATEMENT OF NOTES AND WARRANTS.

3.1 The Note. The Note shall be amended and restated in the form attached hereto as Exhibit A (the “Amended and Restated Note”), which shall provide, among other things, that (i) the original principal face amount of the Note is $2,500,000, and (ii) the Conversion Price (as defined therein) in effect as of the date hereof is $0.40 (subject to further adjustment as provided therein).

3.2 The Warrant. The Warrant shall be amended and restated in the form attached hereto as Exhibit B (the “Amended and Restated Warrant”), which shall provide, among other things, that (i) the aggregate number of shares of Common Stock for which such warrant is exercisable as of the date hereof is 2,187,500 shares (subject to further adjustment as provided therein), and (ii) the Exercise Price (as defined therein) in effect as of the date hereof is $0.40 (subject to further adjustment as provided therein).

3.3 The Granite Note. The Granite Note shall be amended and restated, consistent with the amendments to the Note, to provide, among other things, that (i) the original principal face amount of the Granite Note is $108,000, and (ii) the Conversion Price (as defined therein) in effect as of the date hereof is $0.40 (subject to further adjustment as provided therein) (the “Granite Amended and Restated Note”).

3.4 The Granite Warrant. The Granite Warrant shall be amended and restated, consistent with the amendments to the Warrant, to provide, among other things, that (i) the aggregate number of shares of Common Stock for which such warrant is exercisable as of the date hereof is 244,500 shares (subject to further adjustment as provided therein), and (ii) the Exercise Price (as defined therein) in effect as of the date hereof is $0.40 (subject to further adjustment as provided therein) (the “Granite Amended and Restated Warrant”).

3.5 Delivery. The Company hereby irrevocably commits to deliver the Amended and Restated Note, Amended and Restated Warrant, Granite Amended and Restated Note and Granite Amended and Restated Warrant to each of the Investor and Granite, as applicable, promptly following the fifteenth day after the filing of a Notification Form: Listing of Additional Shares with the Nasdaq Stock Market regarding the shares underlying the Transaction Documents in exchange for the Note, the Warrant, the Granite Note and the Granite Warrant, as applicable.

4. ADDITONAL AMENDMENTS AND OTHER AGREEMENTS.

4.1 Exchange Act Reporting Requirements. On or prior to September 30, 2008, the Company shall have filed with the Commission all reports required to be filed by it under the Exchange Act by issuers that are subject to the reporting requirements of the Exchange Act (whether or not the Company is subject to the reporting requirements of the Exchange Act), and the Company shall thereafter continue to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all such reports with the Commission. Any waiver of compliance with Section 4.3 of the Purchase Agreement hereunder, and of resulting Events of Default under Sections 8(a)(ii), (iii), (iv) and (ix) of the Note (as amended hereby), shall be applicable only until such date.

4.2 Reservation of Common Stock. At all times hereafter the Company shall cause to be authorized and reserved for issuance to the Investor from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum (after taking into account the amendments contemplated hereby).

4.3 References to Notes, Warrants and Transaction Documents. All references in the Existing Transaction Documents to (i) “Notes” shall be deemed to be references to the Amended and Restated Note (together with any future Notes issued pursuant to the Purchase Agreement), (ii) “Warrants” shall be deemed to be references to the Amended and Restated Warrant (together with any future Warrants issued pursuant to the Purchase Agreement), and (iii) “Transaction Documents” shall be deemed to mean the Existing Transaction Documents (as amended by this Agreement), this Agreement, the Amended and Restated Note (together with any future Notes issued pursuant to the Purchase Agreement), the Amended and Restated Warrant (together with any future Warrants issued pursuant to the Purchase Agreement), and all other agreements, instruments and other documents executed and delivered by or on behalf of the Blue Entities or any of their officers in connection with this Agreement.

4.4 Indemnification of Investor and Collateral Agent. Each of the Blue Entities will jointly and severally indemnify and hold the Investor and Collateral Agent and each of their directors, managers, officers, shareholders, members, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by a Blue Entity in this Agreement or in the other Transaction Documents or (b) any action instituted against the Investor, or any of its Affiliates, by any shareholder of a Blue Entity who is not an Affiliate of the Investor, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Investor’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings the Investor may have with any such shareholder or any violations by the Investor of state or federal securities laws or any conduct by the Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time following such Investor Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of a Blue Entity and the position of such Investor Party. None of the Blue Entities will be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Investor Party’s wrongful actions or omissions, or gross negligence or to such Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor in this Agreement or in the other Transaction Documents.

4.5 Rule 144. The Company acknowledges and agrees that, for purposes of Rule 144 promulgated under the Securities Act, the holding period for the Underlying Shares issuable upon conversion or exercise of, or otherwise pursuant to, the Amended and Restated Note and/or the Amended and Restated Warrant (and the Granite Amended and Restated Note and Granite Amended and Restated Warrant) shall have commenced on March 5, 2008 (the date of original issuance of the Note and the Warrant). Without limiting the foregoing, if at any time it is determined that such holding period does not relate back to such date, the Company will promptly, but no later than 30 days thereafter, cause the registration of all such Underlying Shares under the Securities Act (without regard to any beneficial ownership or issuance limitations contained in the Amended and Restated Note and/or the Amended and Restated Warrant). In connection with any registration of Underlying Shares pursuant to this Section, the Company and the Investor shall enter into a registration rights agreement containing customary and reasonable provisions regarding the registration of securities under the Securities Act.

4.6 Disclosure. The Company shall, by 8:30 a.m. (New York City time) on the third Trading Day following the date on which this Agreement is executed by all parties hereto, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto. The Company and the Investors shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby.

4.7 Security Continued. The Blue Entities’ obligations under all the Transaction Documents, including without limitation this Agreement, the Amended and Restated Note and the Amended and Restated Warrant, shall be secured by all the assets of the Blue Entities pursuant to the Security Agreements as if this Agreement, the Amended and Restated Note and the Amended and Restated Warrant were each in effect at the time of execution of such Security Agreements and referenced therein. The Company shall execute such other agreements, documents and financing statements reasonably requested by Investor, which will be filed at the Company’s expense with the applicable jurisdictions and authorities.

4.8 New Information Statement. The Blue Entities shall cause the New Information Statement to be delivered to all the shareholders of the Company in accordance with all applicable securities laws, rules and regulations such that the Shareholder Approval becomes effective within 60 days following the date of this Agreement and cause the Shareholder Approval to become effective within such time period. If for any reason such Shareholder Approval does not become effective within such 60-day period, without limiting any of the Investor’s rights or remedies under the Transaction Documents the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) no later than October 31, 2008 for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Shareholder Approval at the first such meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Amended and Restated Notes are no longer outstanding.

5. REPRESENTATIONS AND WARRANTIES OF THE BLUE ENTITIES.

Each of the Blue Entities hereby jointly and severally represents and warrants to the Investor as of the date hereof:

5.1 Organization. Such Blue Entity is duly organized, validly existing and in good standing under the laws of its organization.

5.2 Authorization. Such Blue Entity has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party. All corporate action on the part of such Blue Entity and by its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance by such Blue Entity of its obligations under this Agreement and the other Transaction Documents to which it is a party has been taken, and no further consent or authorization of any other party is required.

5.3 Enforceability. This Agreement and the other Transaction Documents to which such Blue Entity is a party constitute such Blue Entity’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

5.4 No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents to which such Blue Entity is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of any provisions of any of such Blue Entity’s organizational documents or in a default under any provision of any instrument or contract to which such Blue Entity is a party or by which any of its assets are bound, or in violation of any provision of any governmental requirement applicable to such Blue Entity or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or the triggering of any preemptive or anti-dilution rights (including without limitation pursuant to any “reset” or similar provisions) or rights of first refusal or first offer.

5.5 Valid Issuance. The Amended and Restated Note and the Amended and Restated Warrant (and the Granite Amended and Restated Note and Granite Amended and Restated Warrant) have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, free and clear of any Liens imposed by or through any of the Blue Entities.

5.6 Reservation of Common Stock. The Company has authorized and reserved for issuance to the Investor from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof, after taking into account the amendments contemplated hereby.

6. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor represents and warrants to the Company as of the date hereof:

6.1 Organization. The Investor is duly organized, validly existing and in good standing under the laws of its organization.

6.2 Authorization. The Investor has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party. All corporate action on the part of the Investor and by its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance by the Investor of its obligations under this Agreement and the other Transaction Documents to which it is a party has been taken, and no further consent or authorization of any other party is required.

6.3 Enforceability. This Agreement and the other Transaction Documents to which the Investor is a party constitute the Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

6.4 No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Investor is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of any provisions of any of the Investor’s organizational documents or in a default under any provision of any instrument or contract to which the Investor is a party or by which any of its assets are bound, or in violation of any provision of any governmental requirement applicable to the Investor or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any such provision, instrument or contract.

6.5 Investment Representations. The representations made by the Investor in Sections 3.2(b) through (f) of the Purchase Agreement are true and accurate as of the date of this Agreement as if set forth in their entirety in this Agreement.

7. MISCELLANEOUS.

7.1 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Investor may assign its rights and obligations hereunder, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. None of the Blue Entities may assign its rights or obligations under this Agreement.

7.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement or such transactions (other than the representations made in this Agreement), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement based on its own independent judgment and, if applicable, on the advice of such advisors, and not on any view (whether written or oral) expressed by any other party.

7.4 Injunctive Relief. Each of the Blue Entities acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the Investor shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

7.5 Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or any other Transaction Document or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission or by email of a digital image format file.

7.7 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.8 Notices. Any notice, demand or request required or permitted to be given by a Blue Entity or the Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed in accordance with the notice provisions contained in the Purchase Agreement.

7.9 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.

7.10 Fees and Expenses. The Blue Entities and the Investor shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents, provided, however, that the Company shall, concurrently with the execution of this Agreement, pay the Investor the non-accountable sum of $10,000 in immediately available funds for its expenses (including without limitation legal fees and expenses) incurred or to be incurred by it in connection with the Company’s defaults described herein and with the negotiation and preparation of this Agreement and the other Transaction Documents to be delivered in connection herewith.

7.11 Full Force and Effect. Except as specifically waived and amended hereby and for the purposes described herein, the Existing Transaction Documents shall remain in full force and effect in accordance with their respective terms. Except for the waiver and amendment contained herein, this Agreement shall not in any way waive or prejudice any of the rights of the Investor or obligations of the Company under the Transaction Documents, or under any law, in equity or otherwise, and such waiver and amendment shall not constitute a waiver or amendment of any other provision of the Transaction Documents nor a waiver or amendment of any subsequent default or breach of any obligation of the Company or of any subsequent right of the Investor.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

BLUE HOLDINGS, INC.		GEMINI MASTER FUND, LTD.
		By:	GEMINI STRATEGIES, LLC, as investment manager

By:	/s/ Glenn S. Palmer	By:	/s/ Steven Winters
Name:	Glenn S. Palmer	Name:	Steven Winters
Title:	CEO	Title:	President

ANTIK DENIM, LLC.		GEMINI STRATEGIES, LLC

By:	/s/ Glenn S. Palmer	By:	/s/ Steven Winters
Name:	Glenn S. Palmer	Name:	Steven Winters
Title:	CEO	Title:	President

TAVERNITI SO JEANS, LLC

By:	/s/ Glenn S. Palmer
Name:	Glenn S. Palmer
Title:	CEO

AGREED AND ACKNOWLEDGED:

GRANITE FINANCIAL GROUP, LLC

By:	/s/ Daniel J. Schreiber
Name:	Daniel J. Schreiber
Title:	President